Exhibit 10.5

PRICELINE.COM INCORPORATED

1999 OMNIBUS PLAN

AWARD AGREEMENT — RESTRICTED STOCK UNITS

FOR EMPLOYEES IN THE NETHERLANDS

                THIS AGREEMENT (the “Agreement”) is made and entered into as of                 (the “Date of Grant”), by and between priceline.com Incorporated, a Delaware corporation (the “Company”), and                        (the “Participant”). This grant of restricted stock units is made pursuant to Section 9 of the priceline.com Incorporated 1999 Omnibus Plan (the “Plan”), which is incorporated herein by reference, and subject to the terms and conditions thereof.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 1999 Omnibus Plan (the “Plan”).   Where the context permits, references to the Company or any of its Subsidiaries or affiliates shall include the successors to the foregoing.

Pursuant to the Plan, the Administrator has determined that the Participant is to be granted restricted stock units (“RSUs”), which entitles the Participant to receive shares of Stock (“Shares”), subject to the terms and conditions set forth in the Plan and herein, and hereby grants such RSU in accordance with the terms set forth below:

1.               Number of RSUs.  The Participant hereby is granted                     RSUs on the Date of Grant.  Each RSU entitles the Participant to receive one (1) Share upon vesting in accord with Paragraph 2 of this Agreement.

2.               Vesting.  Unless otherwise determined under the Plan, 1/3 of the RSUs will vest on the first anniversary of the Date of Grant, an additional 1/3 of the RSUs will vest on the second anniversary of the Date of Grant, and the remaining RSUs will vest on the third anniversary of the Date of Grant; provided, the Participant has been in Continuous Service through the applicable vesting date.  Upon vesting and as soon as administratively practicable following each vesting date, the Company will issue the Participant one (1) Share for each newly vested RSU.  For purposes of this Agreement, “Continuous Service” means the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, is not interrupted or terminated.

3.               Term of RSU. The RSUs will expire ten (10) years from the Date of Grant.

4.               Effect of Change in Control on Vesting.

                                        (a)  In the event of a Change in Control, all unvested RSUs granted under this Agreement will become fully vested as of the effective date of the Change in Control if (i) the Participant was in Continuous Service immediately prior to the Change in Control and (ii) the Participant remains in Continuous Service through the date which is six (6) months after the effective date of the Change in Control.  In the event that the Participant’s Continuous Service is terminated (other than for Cause) by the Company in anticipation of a Change in Control or within six (6) months after the effective date of a Change in Control, all unvested RSUs granted under this Agreement will become fully vested as of the Participant’s termination date.  The determination of whether the Participant’s Continuous Service is terminated by the Company in anticipation of a Change in Control shall be made by the Company in its sole discretion.

                                        (b)  For purposes of this Agreement, the term “Change in Control” means the occurrence of any one of the following events:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)   individuals who, on the Date of Grant, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Date of Grant, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (I) if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person, a Change in Control of the Company shall then be deemed to occur and (II) the acquisition following the Effective Date of Company Voting Securities by Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates shall be deemed not to result in a Change in Control until such time as Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates become the Beneficial Owners in the aggregate of 50% or more of the combined voting power of Company Voting Securities (and for this purpose the preceding clause (I) shall not apply).

                                        (c) For the purposes of Paragraph 4(b), the following terms shall have the following meanings:

(i)    “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

(ii)   “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(iii)  “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

5.               Effect of Termination on Vesting.  Except as otherwise provided in Paragraph 4(b), in the event the employment of the Participant is terminated for any reason (including, but not limited to, termination for Cause or termination by reason of the Participant’s death, Disability, or retirement), any unvested RSUs granted to the Participant will expire and be forfeited at the close of business on the date of such termination.

6.               Dividend Equivalents and Voting Rights.  (a)  The Participant will not be entitled to receive a cash payment equal to any cash dividends paid (“dividend equivalents”) with respect to the Shares underlying the RSUs granted under this Agreement that are declared prior to the vesting date of such Shares. (b)  The Participant will not be a shareholder of record and will have no voting rights with respect to the Shares underlying the RSUs prior to the Company’s issuance of such Shares following the applicable vesting date.

7.               Withholding Requirements. (a) Pursuant to Section 14 of the Plan, the Company (or Subsidiary or affiliate, as the case may be) has the right to require the Participant to remit to the Company (or Subsidiary or affiliate, as the case may be) in cash an amount sufficient to satisfy any income tax, social insurance contributions, payroll tax or other tax-related withholding related to the RSUs (“Tax-Related Items”).  Regardless of any action the Company (or Subsidiary or affiliate) takes with respect to any or all Tax-Related Items, the Participant has the ultimate liability for all Tax-Related Items legally due by the Participant and remains responsible for payment of same.  The Company or Subsidiary (or affiliate): (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant or vesting of the RSUs, the subsequent holding or sale of Shares acquired pursuant to the RSUs and the receipt of any dividends or Dividend Equivalents; and (2) does not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.  (b) The Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Subsidiary (or affiliate) to satisfy all withholding obligations of the Company and/or the Subsidiary (or affiliate) within 90 days after the vesting, assignment or release of the RSU or the receipt of a benefit in money or money’s worth in respect of the RSU (the “Due Date”).  With the approval of the Administrator and if permissible under local law, the Participant may elect to have the Company withhold from delivery Shares or may deliver Shares to the Company, in each case, having a value equal to the aggregate required minimum Tax-Related Items withholding to be collected by the Company or any Subsidiary or affiliate thereof.  Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.  The Participant agrees to allow the Company and/or the Subsidiary (or affiliate) to withhold all applicable Tax-Related Items legally payable by the Participant from any salary or other payment payable by the Company and/or the Subsidiary (or affiliate) at any time after any Tax-Related Item becomes payable or from the proceeds of the sale of the Shares.  Alternatively, or in addition, if permissible under local law, to the extent that Participant is unable to otherwise pay the Tax-Related Items withholding, the Participant agrees that the Company may sell or arrange for the sale of Shares that the Participant acquires pursuant to the RSUs to meet the withholding obligation for Tax-Related Items; and/or withhold from delivery Shares having a value equal to the aggregate required minimum Tax-Related Items withholding.  Finally, the Participant shall pay to the Company or the Subsidiary (or affiliate) any amount of Tax-Related Items that the Company or the Subsidiary (or affiliate) may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  If payment or withholding is not made by the Due Date and assuming that Participant is not an executive officer of the Company as the term is used in Section 402 of the U.S. Sarbanes-Oxley Act of 2002, the amount of the uncollected tax shall constitute a full recourse loan owed by the Participant to the local employer, effective on the Due Date of the tax withholding.  The Participant agrees that the loan will bear interest at a fixed rate based on the market rate on the date the loan is made and it will be due and repayable to the Company and/or the local employer six months from the date the loan is made.  Payment may be made by any means referred to above as long as any Shares withheld do not exceed minimum required tax withholding amounts.  If any of the foregoing methods of collection are not allowed under applicable law or if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph, the Company may refuse to deliver the Shares.

8.               Incorporation of the Plan.  The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the RSU and this Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section “ generally refers to provisions within the Plan, provided, however, that the term “Paragraph” shall refer to a provision of this Agreement.

9.               Nature of Grant.  (a) The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;  (b) The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past; (c) All decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company; (d) Participation in the Plan is voluntary; (e) The RSUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or the subsidiary (or affiliate), and which is outside the scope of the Participant’s employment contract, if any; (f) The RSUs are not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) The future value of the Shares underlying the RSUs is unknown and cannot be predicted with certainty; (h) If the Participant obtains Shares pursuant to the RSUs, the value of those Shares may increase or decrease in value; (i) In consideration of the grant of the RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or diminution in value of the RSUs or Shares obtained pursuant to the RSUs including (without limitation) any claim or entitlement resulting from termination of the Participant’s active employment by the Company or the Subsidiary (or affiliate) (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant hereby releases the Company and the Subsidiary (or affiliate) from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim; and (j) Notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive the RSUs and vest in RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law; furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant’s right to vest in the RSUs after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment and will not be extended by any notice period mandated under local law.

10.         Data Privacy.  The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and the Subsidiary and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant hereby understands that the Company and the Subsidiary (or affiliates) hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all options or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Union), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the RSUs.  The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative. The obligation of the Company to sell and deliver any stock under these RSUs is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals.

11.         Notices. Any notice by the Participant to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company at the address specified below. Any notice by the Company to the Participant shall be in writing and shall be deemed duly given if mailed to the Participant at the address last specified to the Company by the Participant.

If to the Company:	Priceline.com Incorporated
Attn: Human Resources Department
800 Connecticut Avenue,
Norwalk, Connecticut 06854

12.         Non-solicitation. Commencing on the date of the Participant’s cessation of employment with the Company or any Subsidiary or affiliate and continuing for twelve (12) months thereafter, Participant (a) shall not (whether for Participant’s own account or on behalf of any person, corporation, partnership, or other business entity, and whether directly or indirectly) solicit or endeavor to entice away from the Company or any Subsidiary or affiliate, any employee or group of employees thereof and (b) shall not take any action or make any statements, written or oral, which disparage or defame the goodwill or reputation of the Company, its directors, officers or employees.

13.         Agreement Not A Contract of Employment.  Neither the Plan, the granting of the RSUs, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or affiliate thereof for any period of time or at any specific rate of compensation.

14.         Tax Representation.  The Participant has reviewed with his or her own tax advisors any applicable taxes consequences, including Dutch, U.S. or worldwide, of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transaction contemplated by the

                        Agreement.

15.         Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs granted under the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.         Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware, without reference to its principles of conflicts of law.

By electronically signing this Agreement on the broker’s website, the Participant accepts and agrees to all of the foregoing terms and provisions and to all of the terms and provisions of the Plan, as amended from time to time, incorporated herein by reference and confirms that he or she has received a copy of the Plan as in effect on the date hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Participant has hereunto set his hand as of the date set forth above.

PRICELINE.COM INCORPORATED

Jeffery Boyd
Chief Executive Officer

PARTICIPANT

Signature:
Name:
Address:

Telephone No.:

Identification No.: